FOR IMMEDIATE RELEASE

Lightning eMotors Enters the Electric School Bus Space with Multiyear Agreement with REV Group's Collins Bus

●Lightning and Collins® expect to deploy more than 100 all-electric Type A school buses across U.S. and Canada over the next few years.
●The agreement includes an initial firm order commitment worth approximately $11M over the next two years
●Lightning to provide all-electric powertrains including installation, and charging infrastructure products and services

LOVELAND, Colo., Aug. 31, 2021 — Collins Bus, an industry leader in manufacturing Type A School Buses and a subsidiary of REV Group, Inc. (NYSE: REVG), and Lightning eMotors (NYSE: ZEV), a leading provider of all-electric powertrains and commercial vehicles, today announced a strategic partnership to manufacture and deploy zero-emission, all-electric Type A school buses.

Collins Bus is a market leader in the Type A school bus space and has deployed more than 70,000 buses over the last 50 years across the United States and Canada.

“School districts across the U.S. and Canada are eager to introduce zero-emission electric buses,” said Brian Perry, president, REV Commercial Segment. “In addition to being clean, green, and sustainable, electric school buses are quiet, efficient, and much less expensive to maintain. We’re pleased to be working with Lightning eMotors to provide districts with the all-electric buses their students, drivers, and communities want.”

The all-electric Type A school buses each will have a gross vehicle weight of 14,500 pounds and will feature state-of-the-art NMC batteries using industry-leading battery thermal management and safety systems. The buses will support both Level 2 AC charging and Level 3 DC Fast

Charging, with integrated vehicle-to-grid (V2G) capabilities. Other features will include a modern digital-dash display, hill-hold functionality for safety, advanced telematics, analytics, and a mobile app for drivers and fleet managers.

“Collins has decades of bus manufacturing experience and is a long-standing leader in Class A school buses, with a well-established and loyal dealer network and customer base,” said Tim Reeser, CEO of Lightning eMotors. “We are thrilled that they have selected us to be their EV technology partner. There are nearly half a million school buses in the U.S., that are sitting at peak electric times available to put energy back on the grid, making student transportation a key part in reducing air pollution and greenhouse gas emissions (GHG). We believe Collins’ leadership can be a strong catalyst for the market to move to all electric. Together, we are ready to bring zero-emission school buses to a neighborhood near you.”

The U.S. Senate recently voted for a $1 trillion infrastructure bi-partisan bill. The bill includes $7.5 billion dedicated to building additional charging stations for electric vehicles, while another $7.5 billion would help fund swapping out current school buses. The bill is now in the house, pending major negotiations.

According to the Clean Energy Leadership Institute, there are roughly 480,000 school buses being used for school transportation in the U.S. These buses travel a total of nearly 3.5 billion miles each year, and nearly 95% of them run on diesel or gasoline fuel. These buses are parked during peak electric grid hours in the afternoon and all summer, with available energy to put back on the grid through Lightning’s V2G solution.

“We are excited about matching our bus manufacturing experience with Lightning’s proven EV technology,” said Chris Hiebert, VP and general manager of Collins Bus. “Our customers and dealers have been asking for a high-performance, cost-effective zero-emission school bus, with demand increasing significantly in recent months. After visiting Lightning’s facility in Colorado, we were convinced they are the right partner for us.”

“Electrifying school buses just makes sense,” said Kash Sethi, chief revenue officer, Lightning eMotors. “The environmental and health benefits are a no brainer. With predicable routes, dedicated overnight parking at school bus depots, fuel and maintenance savings, all-electric school buses now make a lot of operational and financial sense as well. We are excited to partner with Collins and look forward to working with their nationwide dealer network to lead the school bus industry towards a zero-emission future.”

The first batch of all-electric Collins school buses leveraging Lightning’s EV technology is already in production, with buses expected to be delivered to dealerships and school districts this fall.

Lightning eMotors is exhibiting at this week’s Advanced Transportation Conference (ACT Expo) in Long Beach, California. To learn more about the availability of the new all-electric school buses, please visit Booth 1227.

About Collins Bus Corporation
Collins Bus Corporation, a subsidiary of REV Group Inc., has delivered more than 50 years of the best bus designs. The Collins name has long been synonymous with the school bus industry. After half a century of delivering Type A school buses with A+ marks for strength and safety, it only makes sense that Collins has become the nation’s most trusted bus manufacturer across every segment. From Type A school buses to the latest Collins Mobile Clinic, passengers and businesses can place their trust in Collins’ engineering and innovation as much as the company itself. For more information, visit https://www.collinsbus.com.

About REV Group, Inc.

REV Group® companies are leading designers and manufacturers of specialty vehicles and related aftermarket parts and services, which serve a diversified customer base, primarily in the United States, through three segments: Fire & Emergency, Commercial, and Recreation. They provide customized vehicle solutions for applications, including essential needs for public services (ambulances, fire apparatus, school buses, and transit buses), commercial infrastructure (terminal trucks and industrial sweepers), and consumer leisure (recreational vehicles). REV Group's diverse portfolio is made up of well-established principal vehicle brands, including many of the most recognizable names within their industry. Several of REV Group's brands pioneered their specialty vehicle product categories and date back more than 50 years. REV Group trades on the NYSE under the symbol REVG.

About Lightning eMotors

Lightning eMotors has been providing specialized and sustainable fleet solutions since 2009, deploying complete zero-emission-vehicle (ZEV) solutions for commercial fleets since 2018 – including Class 3 cargo and passenger vans, Class 4 and 5 cargo vans and shuttle buses, Class 6 work trucks, school buses, Class 7 city buses, and Class A motor coaches. The Lightning eMotors’ team designs, engineers, customizes, and manufactures zero-emission vehicles to support the wide array of fleet customer needs, including school buses and ambulances, with a full suite of control software, telematics, analytics, and charging solutions to simplify the buying and ownership experience and maximize uptime and energy efficiency. Lightning eMotors also offers charging technologies and “Charging as a Service” (CaaS) to commercial and government fleets via its Lightning Energy division.

To learn more, visit https://lightningemotors.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the anticipated number of all-electric Type A school buses to be deployed across the U.S. and Canada over the next several years, the potential timing, likelihood and effects of pending legislation, whether this agreement will be the catalyst for widespread adoption of zero emission school buses, the potential impact on Lightning eMotors’ costs and demand for its products, the expected delivery date and deployment timing for the new all-electric Type A school buses, the design, features, specifications, capabilities, benefits and advantages of our products and technology, as well as of electric vehicles more broadly, and statements regarding Lightning eMotors product and customer developments, its expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future revenues and expenses and the business plans of Lightning eMotors’ management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of Lightning eMotors in light of their respective experience and perception of historical trends, current conditions and expected future developments and their potential effects on Lightning eMotors as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting Lightning eMotors will be those anticipated. These forward-looking statements contained in this press release are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions and other factors include, but are not limited to: (i) the actual number of all-electric Type A school buses deployed pursuant to the agreement and the ultimate revenue to be generated thereunder, (ii) those related to our operations and business and financial performance; (iii) our ability to deliver the products and services under the agreement on the expected timetable; (iv) our ability to execute on our business strategy and grow demand for our products and our revenue; (v) the potential impact on our costs; (vi) the potential severity, magnitude, and duration of the COVID-19 pandemic as it affects our business operations, global supply chains, financial results, and position and on the U.S. and global economy; (vii) current market conditions and federal, state, and local laws, regulations, and government incentives, particularly those related to the electric school bus industry; (viii) the size and growth of the markets in which we operate; (ix) the mix of products utilized by the Company’s customers and such customers’ needs for these products; (x) market acceptance of new product offerings and whether this will be a catalyst for others to purchase electric vehicles; (xi) our ability to deliver reliable products and technologies with capabilities, features, and specifications desired by current and potential customers; and (xii) the potential benefits and advantages of our technology and products, and of electric vehicles more broadly. Moreover, we operate in a competitive and rapidly changing environment, and new risks may emerge from time to time. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

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Contact:	Joe Koenig – Lightning eMotors (800) 223-0740

pressrelations@lightningemotors.com

Julie Nuernberg – REV Group

(262) 389-8620

julie.nuernberg@revgroup.com